UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 6, 2010

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
75 Network Drive, Burlington, Massachusetts (Address of Principal Executive Offices)	01803 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On December 6, 2010, Avid Technology, Inc. (the “Company”) committed to a restructuring plan designed to better align financial and human resources in accordance with its strategic plans for the upcoming fiscal year.  In connection with the restructuring, the Company intends to eliminate positions that are in lower growth geographies and markets and reinvest in more strategic areas with greater opportunity for growth.  The plan also calls for streamlining internal operations while making key investments in organizational efficiencies and to close portions of certain office facilities.  The Company expects to incur $10 to $12 million in severance costs relating to the elimination of positions and about $4 million relating to the closure of the office facilities.   The Company expects to record the majority of these charges in the quarter ending December 31, 2010 and anticipates that it will complete the restructuring in the first half of 2011.  All of the charges described herein represent cash expenditures, the majority of which will occur in 2011.

Item 7.01	Regulation FD Disclosure

On November 11, 2010, the Company provided guidance with respect to its financial results for 2010 and 2011, which guidance included an estimate for costs that were excluded from our non-GAAP net income.  The Company’s commitment to the restructuring plan as described in Item 2.05 above is consistent with such prior guidance, however, the commitment to this restructuring plan changes the timing of the assumption in the original guidance announcement such that a portion of the costs will move from 2011 to the fourth quarter of 2010.  The costs for 2010 are expected to include an additional $6 to $7 million as a result of this timing change, but the aggregate estimate of the GAAP adjustments excluded from non-GAAP net income for 2010 and 2011 is unchanged.

For purposes of providing investors with an understanding of our future business model, the Company is providing forward-looking analysis on a non-GAAP basis. Our GAAP financial measures are not, however, available on a forward-looking basis and comparable future GAAP financial measures could be materially different.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)
Date: December 10, 2010	By:	/s/ Paige Parisi
Paige Parisi Vice President and General Counsel